                                                                   EXHIBIT 10.17







                              AMENDED AND RESTATED
                            PRENTISS PROPERTIES TRUST
                         TRUSTEES' SHARE INCENTIVE PLAN
                            (EFFECTIVE MAY 15, 2002)

                                    PREAMBLE

         This Amended and Restated Prentiss Properties Trust Trustees' Share Incentive Plan (Effective May 15, 2002) (the "Plan") is an amendment and restatement of the Prentiss Properties Trust Trustees' Share Incentive Plan that was adopted by the Board of the Company on October 15, 1996 (the "Prior Plan"). All grants of Options on or after May 15, 2002, shall be governed by the terms of the Plan. All grants of Options prior to May 15, 2002, shall be governed by the terms of the Prior Plan, except to the extent provisions of the Plan are expressly made applicable to grants or awards under the Prior Plan. The purpose of the Plan is to (i) assist the Company in recruiting and retaining trustees and (ii) promote a greater identity of interest between Participants and shareholders by enabling Participants to participate in the Company's future success.


                                    ARTICLE I
                                   DEFINITIONS

         1.01 Administrator means the Committee, or in the absence of a properly constituted Committee, the Board.

         1.02 Affiliate means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company, including an entity that becomes an Affiliate after the adoption of this Plan.

         1.03 Award means a grant of Options, Restricted Stock or Shares.

         1.04 Award Date means the date the Committee grants an Award.

         1.05 Board means the Board of Trustees of the Company.

         1.06 Code means the Internal Revenue Code of 1986 and the Treasury Regulations promulgated thereunder.

         1.07 Committee means the committee consisting of two or more Trustees who (i) are appointed by the Board to administer the Plan, and (ii) qualify as Non-Employee Directors under Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

         1.08 Company means Prentiss Properties Trust.

         1.09 Effective Date means the date of shareholder approval of the Plan.

         1.10 Eligible Director means a member of the Board who is not an employee or officer of the Company or an Affiliate.

         1.11 Exchange Act means the Securities Exchange Act of 1934, as amended.

         1.12 Fair Market Value means, on any given date, the current fair market value of a Share as determined pursuant to the following: if the Shares are listed on an established stock exchange or exchanges, Fair Market Value shall be deemed to be the highest closing price of a Share reported on that stock exchange or exchanges or, if no sale of Shares shall be made on any stock exchange on that day, then the next preceding day on which there was a sale; or if the Shares are not listed on an established stock exchange, the Fair Market Value shall be the reported "closing" price of a Share in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc.; provided, however, that if the Shares are not publicly traded, Fair Market Value shall mean, as of any date, the Fair Market Value on such date as determined in good faith by the Board in its sole discretion.

         1.13 Nonemployee Director means a director of the Company who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

         1.14 Option means an option that entitles the holder to purchase Shares from the Company on the terms set forth in Article IV of this Plan.

         1.15 Participant means an Eligible Director who has been granted an Award hereunder.

         1.16 Plan means this Amended and Restated Prentiss Properties Trust Trustees' Share Incentive Plan (Effective May 15, 2002).

         1.17 Prior Plan shall have the meaning given it in the Preamble to the Plan.

         1.18 Restricted Stock means Shares issued or transferred to a Participant pursuant to Article VI hereof.

         1.19 Shares means the common shares of the Company.

         1.20 Trustee means a member of the Board of Trustees of the Company.

                                   ARTICLE II
                       SHARES SUBJECT TO PLAN; ADJUSTMENTS

         2.01 Shares Subject to Plan. The total number of Shares that may be issued pursuant to Awards granted hereunder shall not exceed in the aggregate the sum of 300,000 Shares plus the number of Shares which, as of the Effective Date, remain available for issuance under the Prior Plan. If any Award, under this Plan or the Prior Plan, is forfeited, or if it terminates, expires, or lapses without being exercised, any Shares subject to such Award shall again be available for issuance in connection with Awards under the Plan. Shares issued pursuant to the terms of any Award granted hereunder may be authorized or unissued Shares or Shares held in the Company's treasury.

         2.02 The provisions of this Plan and/or the provisions of the Prior Plan, and the terms of any outstanding Awards (granted under the Plan or the Prior Plan), may be revised as the Administrator may determine to be equitably required in the event that (a) the Company (i) effects one or more Share dividends, Share split-ups, subdivisions or consolidations of Shares or other changes in capitalization or (ii) engages in a transaction described in Section 424 of the Code or (b) there occurs any other event which, in the judgment of the Administrator, necessitates such action. Any determination made under this
Article II by the Administrator shall be final and conclusive.

         2.03 The issuance by the Company of shares of any class, or securities convertible into shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares that will be issued under the Plan.

                                   ARTICLE III
                                 ADMINISTRATION

         The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Awards upon such terms (not inconsistent with the provisions of the Plan) as the Administrator may consider appropriate. In addition, the Administrator shall have complete authority to construe and interpret all provisions of the Plan and Awards granted hereunder; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, and otherwise to make the Plan fully effective; exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; except to the extent prohibited by applicable law or the applicable rules of a stock exchange, allocate all or any part of its responsibilities and powers to any one or more of its members and delegate all or any part of its responsibilities and powers to any person or persons selected by it, which allocation or delegation may be revoked by the Committee at any time; and generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of the Plan shall be final and conclusive. No member of the Administrator shall be liable for any act done in good faith with respect to the Plan. All expenses of administering the Plan shall be borne by the Company.

                                   ARTICLE IV
                                     OPTIONS

         4.01 Grant of Options. In its sole discretion, the Administrator may grant Options to Eligible Directors pursuant to any policy established by the Administrator or upon the occurrence of any event (for example, but not by way of limitation, election of a new director; annual meeting; specific dates chosen by the Administrator, etc.). Options shall be evidenced by an agreement between the Company and the Participant. Subject to the terms of this Plan, each agreement shall contain such restrictions, terms and conditions as the Administrator may, in its discretion, determine.

         4.02 Option Price and Payment. The price per Share for Shares purchased on the exercise of an Option shall be the Fair Market Value on the Award Date. Payment of the Option price shall be made in cash, cash equivalent acceptable to the Administrator; attestation of ownership, or delivery, of Shares held by the Participant for at least six (6) months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes); or a combination thereof. If Shares are attested to or surrendered in payment of the Option price, the Shares surrendered must have an aggregate Fair Market Value (determined as of the day preceding the exercise date) that, together with any cash or cash equivalent paid, is not less than the Option price for the number of Shares for which the Option is being exercised.

         4.03 Exercise. To the extent that an Option has become exercisable in accordance with its terms, as applicable, it may be exercised whether or not the Participant is a member of the Board on the date or dates of exercise, as long as the Option has not expired, been cancelled or forfeited. An Option may be exercised with respect to any number of whole Shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan with respect to the remaining Shares subject to the Option. All Options shall be evidenced by agreements that shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt that are consistent with the provisions of the Plan.

         4.04 Maximum Option Period. The period during which an Option may be exercised shall be ten years from the Award Date. In the event of the Participant's death, the Option may be exercised by the Participant's estate or by such person or persons who succeed to the Participant's rights by will or the laws of descent and distribution following the Participant's death until the expiration of the Option period, in the case of an Option that provides for its cancellation prior to the end of the Option period, until the date of such cancellation. The Participant's estate or such person or persons may exercise the Option with respect to all or part of the number of Shares for which the Participant could have exercised the Option on the date of his or her death.

         4.05 Nontransferability. An Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom an Option is granted, the Option may be exercised only by the Participant or his or her guardian or legal representative. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

         4.06 Shareholder Rights. No Participant shall have any rights as a shareholder with respect to Shares subject to his or her Option until the date of exercise of such Option.

         4.07 Deferral of Receipt of Shares. The Administrator may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the Shares subject to such Option and/or to receive cash at such later time or times in lieu of such deferred Shares, all on such terms and conditions as the Administrator shall determine. If any such deferrals are permitted, then notwithstanding Section 4.06 above, a Participant who elects such deferral shall not have any rights as a shareholder with respect to such deferred Shares unless and until Shares are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Administrator.

                                    ARTICLE V
                                  SHARE AWARDS

         5.01 Grants. In its sole discretion, the Administrator may grant Awards of Shares to Eligible Directors pursuant to any policy established by the Administrator or upon the occurrence of any event (for example, but not by way of limitation, election of a new director; annual meeting; specific dates chosen by the Administrator, etc.).

         5.02 Vesting. All Shares issued to a Participant under this Article V shall be immediately and fully vested when granted.

         5.03 Transferability. All Shares issued to a Participant under this
Article V shall be immediately transferable, subject only to restrictions imposed by federal and state securities and other laws.

         5.04 Shareholder Rights. A Participant shall have all rights as a shareholder with respect to Shares awarded pursuant to this Article V.

                                   ARTICLE VI
                                RESTRICTED STOCK

         6.01 Grant. In its sole discretion, the Administrator may grant Awards of Restricted Stock to Eligible Directors pursuant to any policy established by the Administrator or upon the occurrence of any event (for example, but not by way of limitation, election of a new director; annual meeting; specific dates chosen by the Administrator, etc.). Awards of Restricted Stock shall be evidenced by an agreement between the Company and the Participant. Subject to the terms of this Plan, each agreement shall contain such restrictions, terms and conditions as the Administrator may, in its discretion, determine and (without limiting the generality of the foregoing) such agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this
Article VI.

         6.02 Rights of Participant. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Administrator, an escrow agreement and any other documents which the Administrator may require as a condition to the issuance of such Shares. If a Participant shall fail to execute the agreement evidencing a Restricted Stock Award, the appropriate blank stock powers and, in the discretion of the Administrator, an escrow agreement and any other documents which the Administrator may require within the time period prescribed by the Administrator at the time the Award is granted, the Award shall be null and void. At the discretion of the Administrator, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Administrator. Unless the Administrator determines otherwise and as set forth in the agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

         6.03 Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Participant shall have lapsed in the manner set forth in Section 6.04, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Participant.

         6.04     Lapse of Restrictions.

                  (a) Generally. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Administrator may determine. The agreement evidencing the Award shall set forth any such restrictions.

                  (b) Modification or Substitution. Subject to the terms of the Plan, the Administrator may modify outstanding Awards of Restricted Stock or accept the surrender of outstanding Shares of Restricted Stock (to the extent the restrictions on such Shares have not yet lapsed) and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the agreement without the Participant's consent.

                  (c) Treatment of Dividends. At the time an Award of Shares of Restricted Stock is granted, the Administrator may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares, and (ii) held by the Company for the account of the Participant until such time. In the event that dividends are to be deferred, the Administrator shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Administrator, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

                  (d) Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Administrator shall cause a stock certificate to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

                                   ARTICLE VII
                            OTHER SHARE-BASED AWARDS

         Subject to such terms and conditions as the Committee may determine, other Awards based on the value of Shares may be granted either alone or in addition to other Awards granted under the Plan. Any Awards under this Article VII and any Shares covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee. Payment of Awards made under this Article VII which are based on the value of Shares may be made in Shares or in cash or in a combination thereof (based upon the Fair Market Value of the Shares on the date of payment), all as determined by the Committee in its sole discretion.

                                  ARTICLE VIII
              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

         No Shares shall be issued and no certificates for Shares shall be delivered under the Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, the requirement to withhold taxes or other amounts), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's Shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Shares shall be issued and no certificate for Shares shall be delivered under the Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters. Upon approval by the Administrator, any withholding requirements arising upon the issuance of Shares under the Plan may be satisfied by the surrender or withholding, at their then current Fair Market Value, of Shares otherwise issuable.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.01 Unfunded Plan. The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award to be made under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         9.02 Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         9.03 Notice. Unless specifically required by the terms of this Plan, notice to the Company's shareholders, the Participants, or any other person or entity of an action by the Board, the Committee, or the Administrator with respect to the Plan is not required before or after such action occurs.

                                    ARTICLE X
                                    AMENDMENT

         The Board may amend from time to time or terminate the Plan at any time; provided, however, that no amendment shall become effective without shareholder approval, in accordance with applicable law, regulation: (a) to the extent necessary under any applicable law, regulation or exchange requirement, or (b) if the amendment materially (i) increases the aggregate number of Shares that may be issued under this Plan (other than an adjustment authorized under Article II); (ii) changes the class of individuals eligible to become Participants; or (iii) increases the benefits that may be provided under the Plan. In addition; no such amendment or termination shall impair or adversely alter any Awards theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment or termination deprive any Participant of any Shares which he or she may have acquired through or as a result of the Plan. Awards may be modified by the Administrator provided that no modification of outstanding Award shall adversely alter or impair any rights or obligations under the Award without the consent of the Participant.

                                   ARTICLE XI
                                DURATION OF PLAN

         No Awards may be granted under the Plan after the day prior to the tenth anniversary of the Effective Date. An Award granted pursuant to the Plan shall remain in effect in accordance with its terms notwithstanding the expiration of the Plan.

                                   ARTICLE XII
                             EFFECTIVE DATE OF PLAN

         Shares may be issued under the Plan, provided that the Plan has been approved by a majority of the votes cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting at which a quorum representing a majority of all outstanding Shares is present, either in person or by proxy.